Exhibit 99.2

Itron Prices Upsized $700 Million 1.375% Convertible Senior Notes Offering

LIBERTY LAKE, Wash. — June 17, 2024 — Itron, Inc. (NASDAQ: ITRI) (the “Company”), which is innovating new ways for utilities and cities to manage energy and water, today announced the pricing of its private offering of $700 million aggregate principal amount of its 1.375% convertible senior notes due 2030 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $500 million aggregate principal amount of Notes. The Company also granted the initial purchasers of the Notes an option to purchase, for settlement during a 13-day period beginning on, and including the first day the Notes are issued, an additional $105 million aggregate principal amount of Notes. The offering is expected to settle on June 21, 2024, subject to customary closing conditions.

The Notes will accrue interest at a rate of 1.375% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2025. The Notes will mature on July 15, 2030, unless earlier converted, redeemed or repurchased. The conversion rate will initially be 7.6199 shares of common stock per $1,000 principal amount of Notes, subject to adjustment in certain circumstances. This represents an initial conversion price of approximately $131.24 per share, representing a conversion premium of approximately 27.5% over the last reported sale price of $102.93 per share of the Company’s common stock on June 17, 2024. The Notes will be convertible at the option of the holders prior to April 15, 2030 only during certain periods upon the occurrence of certain events and will be convertible thereafter at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will pay cash up to the aggregate principal amount of Notes to be converted and pay and/or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted.

In addition, the Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after July 20, 2028 and prior to April 15, 2030, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. If the Company undergoes a “fundamental change” (as defined in the indenture governing the Notes), holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, upon certain corporate events or upon redemption, the Company will, under certain circumstances, increase the conversion rate for holders who convert Notes in connection with such a corporate event or redemption.

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and other financial institutions (the “Capped Call Counterparties”). The capped call transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset the cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price of the common stock is greater than the strike price of the capped call transactions, which initially corresponds to the initial conversion price of the relevant Notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions. The cap price of the capped call transactions will initially be $205.86 per share and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, the Company may enter into additional capped call transactions with the Capped Call Counterparties.

The Company expects that, in connection with establishing their initial hedge of the capped call transactions, the Capped Call Counterparties or their respective affiliates may enter into various derivative transactions with respect to the common stock concurrently with, or shortly after, the pricing of the Notes, and may unwind these various derivative transactions and purchase shares of common stock in open market transactions shortly after the pricing of the Notes. These activities could increase (or reduce the size of any decrease in) the market price of the common stock or the Notes at that time. In addition, the Company expects that the Capped Call Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivative transactions with respect to the common stock and/or by purchasing or selling shares of the common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity date of the Notes (and (i) are likely to do so during any observation period related to a conversion of Notes or following redemption of the Notes by the Company or following any repurchase of the Notes by the Company in connection with any fundamental change and (ii) are likely to do so following any repurchase of the Notes by the Company other than in connection with any such redemption or fundamental change if the Company elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the Notes.

The Company estimates that the net proceeds from the offering of Notes will be approximately $681.1 million (or approximately $783.3 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company expects to use approximately $94.8 million of the net proceeds from the offering of Notes to pay the cost of the capped call transactions described above. The Company also intends to use approximately $100.0 million of the net proceeds from the offering to repurchase 971,534 shares of its common stock concurrently with the pricing of the offering of Notes in privately negotiated transactions effected through one of the initial purchasers of the Notes or its affiliate, as the Company’s agent, which could increase (or reduce the size of any decrease in) the market price of the common stock at that time. The Company may use a portion of the proceeds to fund, in whole or in part, the repayment at maturity, the early repurchase or retirement, or the payment of cash amounts due upon conversion, of the Company’s 0.00% Convertible Senior Notes due 2026. From time to time, the Company evaluates potential strategic transactions and acquisitions of businesses, technologies or products, and the Company may use a portion of the net proceeds to fund, in whole or in part, such transactions or acquisitions. However, the Company has not designated any portion of the net proceeds for these purposes at this time, and the Company currently does not have any agreements or commitments to engage in such acquisitions or transactions. The Company intends to use the remainder of the net proceeds for general corporate purposes. If the initial purchasers of the Notes exercise their option to purchase additional Notes, the Company may use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions relating to the Notes. The Company intends to use the remainder of the additional net proceeds, if any, for general corporate purposes.

The Notes will be offered to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act, or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

About Itron

Itron is a proven global leader in energy, water, smart city, IIoT and intelligent infrastructure services. For utilities, cities and society, we build innovative systems, create new efficiencies, connect communities, encourage conservation and increase resourcefulness. By safeguarding our invaluable natural resources today and tomorrow, we improve the quality of life for people around the world.

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements

This release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as “expect”, “intend”, “anticipate”, “believe”, “plan”, “goal”, “seek”, “project”, “estimate”, “future”, “strategy”, “objective”, “may”, “likely”, “should”, “will”, “will continue”, and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plan, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including, the factors that are more fully described in Part I, Item 1A: Risk Factors included in our latest Annual Report on Form 10-K filed with the SEC. Itron undertakes no obligation to update or revise any information in this press release.

For additional information, contact:

Itron, Inc.

Paul Vincent

Vice President, Investor Relations

512-560-1172

David Means

Director, Investor Relations

737-242-8448

Investors@itron.com